Exhibit 5.1

2728 N. Harwood Street Suite 500 Dallas, TX 75201	214.745.5000 office 214.745.5390 fax winstead.com

July 1, 2025

Blackboxstocks Inc.

5430 LBJ Freeway, Suite 1485

Dallas, Texas 75240

Ladies and Gentlemen:

We have acted as legal counsel to Blackboxstocks Inc., a Nevada corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3 (Registration No. 333-284626) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on January 31, 2025, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer by the Company of up to $50,000,000 of any combination of securities of the types specified therein. The Registration Statement was declared effective by the Commission on February 10, 2025. Reference is made to our opinion letter dated January 31, 2025 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement dated July 1, 2025 (the “Prospectus Supplement”) filed by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering and sale of shares of the Company’s common stock, par value $0.001, having an aggregate offering price of up to $5,795,000 (the “Shares”) through Alexander Capital, L.P. (“Alexander Capital”), as sales agent, pursuant to the terms of an At-The-Market Issuance Sales Agreement dated July 1, 2025, by and between the Company and Alexander Capital (the “ATM Agreement”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, as amended, (ii) the Prospectus Supplement, (iii) the ATM Agreement, (iv) the Articles of Incorporation of the Company, as currently in effect; (v) the Amended and Restated Bylaws of the Company, as currently in effect; and (vi) such other records, certificates and documents as we have deemed appropriate or necessary for the purposes of this opinion. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity with the originals of all documents submitted to us as copies; (v) the accuracy and completeness of all corporate records and documents made available to us by the Company and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinions stated herein. We have relied as to factual matters upon a certificate from an officer of the Company and certificates and other documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents.

Blackboxstocks Inc.

July 1, 2025

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, as of the date hereof, we are of the opinion that the Shares have been duly authorized for issuance, and when issued and delivered by the Company and paid for pursuant to the terms of the ATM Agreement, the Prospectus Supplement and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

For purposes of our opinion above, we express no opinion as to the law of any jurisdiction other than the Nevada Revised Statutes of the State of Nevada (including, to the extent applicable, statutory and constitutional provisions and reported judicial decisions interpreting these laws). The opinion expressed herein is given as of this date, and we do not undertake to supplement this opinion with respect to any events or changes occurring subsequent to the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K to be filed with the Commission in connection with the offering and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Winstead PC